EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Wheeler, the President and Director of Avasoft, Inc., certify that, to the best of my knowledge, (i) the Annual Report on Form 10-KSB for the calendar year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Avasoft, Inc.

/s/ James Wheeler

President and Director

Dated: April 16, 2007

A signed original of the written statement required by Section 906 has been provided to Avasoft, Inc. The statement will be retained by Avasoft, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.